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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 16, 2000


                                  TESMARK, INC.
                ------------------------------------------------
               (Exact name of registrant as specified in charter)



           Nevada                      33-18437                82-0351882
----------------------------         -----------             --------------
(State or other jurisdiction         (Commission             (IRS employer
    of incorporation)                file number)          identification no.)



               2921 N. Tenaya Way, Suite 218, Las Vegas, NV 89128
            --------------------------------------------------------
               (Address of principal executive office) (Zip Code)


       Registrant's telephone number, including area code: (702) 947-4877


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)





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Item 2. Disposition of Assets or Acquisition of Assets

     The shareholders directed the Company to proceed with the preparation of a private placement to offer for sale Twenty Investment Units for $150,000 pursuant to Regulation D, Rule 505/506 of the Securities Exchange Act of 1934, as amended. Each unit will consist of Fifty Thousand (50,000) shares of common stock, par value one mil ($.001) plus one Class A Warrant to purchase Fifty Thousand (50,000) shares of common stock at a price of twenty cents ($.20) a share and a Class B Warrant to purchase Fifty Thousand (50,000) shares of common stock for twenty-five cents ($.25) per share. Class A warrants may be exercised 365 days from the date of the issuance and the Class B Warrants may be exercised on the 730th day after issuance.

     The units will be sold only to accredited investors.

     On May 16, 2000 all units offered for sale had been fully subscribed for which One Hundred Fifty Thousand dollars ($150,000) was received by the Company. Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.




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Item 5.   Corporate Event

     At a special meeting of shareholders of Tesmark, Inc. a Nevada corporation, held April 22, 2000 at the office of the Company, the shareholders approved the following:

         1.  Amend Article III - Capital

          The corporation is authorized to issue the following classes of shares: Fifty Million (50,000,000) shares of common stock with a par value of one mil ($0.001) per share; and ten million shares of preferred stock with a par value of one mil ($0.001) per share. The common stock shall have voting rights of one vote per share. There shall be no preemptive rights or assessments for any share; unless otherwise provided in the by-laws, the shareholders may not accumulate their shares for voting purposes.

          The Board of Directors shall have the authority to divide the stock into series on all classes, establish the number oF shares for any series, determine the qualifications, limitations or restrictions of rights thereon; and in addition to the foregoing, the Board of Directors may designate voting rights for the preferred shares as they may deem appropriate.

         1A.  Corporate Acts

          At the Special meeting of Shareholders held April 22, 2000 the shareholders approved a three for one (3:1) forward split of the outstanding shares. The 2,500,100 shares of common stock was split to 7,500,300 shares. The effective date was set at May 15, 2000.





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



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             Tesmark, Inc.


                                             /s/ Floyd Robertson
                                             ------------------------------
                                             Floyd Robertson, President

May 16, 2000